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                                                                  Exhibit 23.3


                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2001 with respect to the financial statements of the Procuren-Registered Trademark- Operations of Curative Health Services, Inc. included in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-55818) and related Prospectus of Cytomedix, Inc. for the registration of 7,822,334 shares of its common stock.


                                          /s/Ernst & Young LLP


Melville, New York
May 22, 2001